EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports EPS of $0.31 in the Third Quarter

GREENSBORO, N.C., Oct. 27, 2016 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported third quarter 2016 results with highlights as follows:

Third Quarter 2016 Financial Highlights

  Net income available to common shareholders increased to $1,564,000, or $0.31 per diluted common share, in the third quarter of 2016 from $1,436,000, or $0.29 per diluted common share in the third quarter of 2015.
  Book value per common share increased to $13.00 at September 30, 2016 from $12.18 at December 31, 2015 and $12.04 at September 30, 2015.
  Loans held for investment increased 5.55% during the third quarter of 2016 and are up 8.03% year-to-date.
  Average non-interest bearing demand deposits increased 23.33% in the third quarter of 2016 from average non-interest bearing demand deposits in third quarter of 2015.
  The net interest margin on a fully taxable basis decreased to 3.60% in the third quarter of 2016 from 3.74% in the third quarter of 2015; however, net interest income on a fully taxable basis increased to $6,059,000 in the third quarter of 2016 from $5,976,000 in the third quarter of 2015 due to growth and improved asset quality.
  Nonperforming assets declined to $8,306,000, or 1.17% of assets, at September 30, 2016 from $14,037,000, or 2.04% of assets, at September 30, 2015.
  Net loan loss charge-offs were $108,000 for the first nine months of 2016 compared to $1,733,000 for the year ended December 31, 2015.
  The Commercial/Retail Bank segment which excludes the mortgage division and the holding company had net income of $1,670,000 and $940,000 for the third quarters of 2016 and 2015, respectively. The increase in 2016 resulted from a lower provision for loan losses, lower operating expenses, and higher gains from the origination and sale of SBA loans.
  Carolina Bank Holdings, Inc. (Nasdaq:CLBH) entered into a definitive merger agreement with First Bancorp (Nasdaq:FBNC) on June 21, 2016. CLBH stockholders are scheduled to receive either 1.002 shares of FBNC common stock or $20 in cash for each share of CLBH common stock, subject to total consideration being 75% stock/25% cash.

Robert T. Braswell, President and CEO, commented, “I am pleased with our progress in building and improving our relationships with customers as evidenced by our growth in loans and non-interest-bearing deposits during the third quarter. We have also gained momentum in originating and selling SBA loans during 2016 and have continued to improve our credit quality.”

We are excited about our proposed merger with First Bancorp who shares our philosophy of delivering unparalleled service and financial solutions. Our team has been busy with merger integration planning which is proceeding according to schedule. I encourage our shareholders to vote "for" the merger when proxy materials are delivered in November,” said Braswell.

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, three in Greensboro, one in Asheboro, one in High Point, one in Burlington, and two in Winston-Salem. Residential mortgage loan production offices are located in Burlington, Chapel Hill and Sanford in addition to a wholesale residential mortgage operation in Greensboro. The Company’s stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company’s web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Proposed Merger with First Bancorp and Where to Find It

This material contained in this press release is not a substitute for the proxy statement/prospectus or any other documents which First Bancorp and Carolina Bank Holdings may send to their respective shareholders in connection with the proposed merger.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

In connection with the proposed transaction, First Bancorp has filed with the SEC a Registration Statement on Form S-4 that includes a proxy statement of Carolina Bank Holdings, Inc. and a prospectus of First Bancorp, as well as other relevant documents concerning the proposed transaction.  Investors and security holders are also urged to carefully review and consider each of First Bancorp’s and Carolina Bank Holdings’ public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. The proxy statement/prospectus will be mailed to the shareholders of Carolina Bank Holdings on or about November 3, 2016. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SHAREHOLDERS OF CAROLINA BANK HOLDINGS ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other filings containing information about First Bancorp and Carolina Bank Holdings at the SEC’s website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission by First Bancorp on its website at http://www.localfirstbank.com and by Carolina Bank Holdings, Inc. on its website at http://www.carolinabank.com.

First Bancorp, Carolina Bank Holdings, Inc. and certain of their respective directors and executive officers may, under the SEC’s rules, be deemed to be participants in the solicitation of proxies of shareholders of Carolina Bank Holdings, Inc. in connection with the proposed transaction. Information about the directors and executive officers of First Bancorp and their ownership of First Bancorp common stock is set forth in the proxy statement for First Bancorp’s 2016 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on April 4, 2016. Information about the directors and executive officers of Carolina Bank Holdings and their ownership of Carolina Bank Holdings’ common stock is set forth in the proxy statement for Carolina Bank Holdings, Inc.’s 2016 Annual Meeting of Shareholders, as filed with the SEC on a Schedule 14A on April 5, 2016. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets
	September 30,	December 31,
	2016	2015
	(unaudited)
	(in thousands, except share data)
Assets
Cash and due from banks	$4,807	$6,559
Interest-bearing deposits with banks	47,658	69,233
Bank term deposits	15,139	16,604
Securities available-for-sale, at fair value	41,458	47,360
Securities held-to-maturity (fair values of $14,557 in 2016 and $15,226 in 2015)	14,031	14,954
Loans held for sale	42,616	39,583
Loans	503,226	465,804
Less allowance for loan losses	(5,764)	(5,872)
Net loans	497,462	459,932
Premises and equipment, net	18,389	19,007
Other real estate owned	3,914	4,592
Bank-owned life insurance	12,118	11,843
Other assets	11,298	11,131
Total assets	$708,890	$700,798

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing demand	$143,057	$125,189
NOW, money market and savings	355,364	349,815
Time	103,062	132,303
Total deposits	601,483	607,307

Advances from the Federal Home Loan Bank	12,100	2,681
Securities sold under agreements to repurchase	-	47
Subordinated debentures	19,610	19,610
Other liabilities and accrued expenses	10,131	10,014
Total liabilities	643,324	639,659

Stockholders' equity
Preferred stock, no par value, authorized 1,000,000 shares;
Series A preferred stock - none issued and outstanding	-	-
Series B convertible preferred stock - none issued and outstanding	-	-
Common stock, $1 par value; authorized 20,000,000 shares; issued
and outstanding 5,045,358 in 2016 and 5,021,330 in 2015	5,045	5,021
Additional paid-in capital	29,471	29,234
Retained earnings	30,082	26,174
Stock in directors' rabbi trust	(2,089)	(1,831)
Directors' deferred fees obligation	2,089	1,831
Accumulated other comprehensive income	968	710
Total stockholders’ equity	65,566	61,139
Total liabilities and stockholders’ equity	$708,890	$700,798

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Income (unaudited)
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015
	(in thousands, except per share data)
Interest income
Loans	$6,063	$6,062	$18,046	$18,079
Investment securities, taxable	306	322	1,023	985
Investment securities, non taxable	116	116	349	363
Interest from deposits in banks	112	57	406	183
Total interest income	6,597	6,557	19,824	19,610

Interest expense
NOW, money market, savings	234	237	700	713
Time deposits	223	277	731	876
Other borrowed funds	240	154	693	457
Total interest expense	697	668	2,124	2,046

Net interest income	5,900	5,889	17,700	17,564
Provision for loan losses	-	450	-	1,285
Net interest income after provision for loan losses	5,900	5,439	17,700	16,279
Non-interest income
Service charges	318	304	916	919
Mortgage banking income	2,533	3,220	7,115	9,848
Gain on sale of SBA loans	261	67	498	120
Other	70	50	211	165
Total non-interest income	3,182	3,641	8,740	11,052

Non-interest expense
Salaries and benefits	4,536	4,533	13,216	13,433
Occupancy and equipment	722	783	2,170	2,318
Professional fees	457	474	1,379	1,377
Outside data processing	280	270	831	809
FDIC insurance	109	132	310	393
Advertising and promotion	244	225	734	578
Stationery, printing and supplies	142	149	433	447
Merger expense	154	-	739	-
Other	279	449	1,195	1,303
Total non-interest expense	6,923	7,015	21,007	20,658

Income before income taxes	2,159	2,065	5,433	6,673
Income tax expense	595	629	1,525	1,942
Net income	1,564	1,436	3,908	4,731
Dividends and accretion on preferred stock	-	-	-	341
Net income available to common stockholders	$1,564	$1,436	$3,908	$4,390
Net income per common share
Basic	$0.31	$0.29	$0.78	$1.05
Diluted	$0.31	$0.29	$0.77	$0.98

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
Third Quarter 2016
(unaudited)
	Quarterly					Years Ended
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
($ in thousands except for share and per share data)	2016	2016	2016	2015	2015	2015	2014

EARNINGS
Net interest income	$5,900	6,029	5,771	6,081	5,889	23,645	23,257
Provision for loan losses	$-	-	-	(200)	450	1,085	1,436
NonInterest income	$3,182	3,269	2,289	2,591	3,641	13,643	9,413
NonInterest expense	$6,923	7,454	6,630	7,276	7,015	27,934	27,004
Net income	$1,564	1,243	1,101	1,036	1,436	5,767	3,346
Net income available to common stockholders	$1,564	1,243	1,101	1,036	1,436	5,426	2,413
Basic earnings per common share	$0.31	0.25	0.22	0.21	0.29	1.24	0.70
Diluted earnings per common share	$0.31	0.25	0.22	0.21	0.29	1.17	0.70
Average common shares outstanding	5,044,646	5,038,723	5,036,150	5,008,301	4,990,163	4,389,086	3,431,385
Average diluted common shares outstanding	5,048,705	5,042,626	5,041,038	5,019,056	5,000,352	4,620,411	3,433,603

PERFORMANCE RATIOS
Return on average assets *	0.87%	0.71%	0.63%	0.59%	0.83%	0.84%	0.50%
Return on average common equity ** *	9.59%	7.89%	7.14%	6.79%	9.59%	9.96%	6.05%
Net interest margin (fully-tax equivalent) *	3.60%	3.73%	3.61%	3.79%	3.74%	3.73%	3.80%
Efficiency ratio (excluding merger expenses)	73.22%	72.89%	80.98%	83.05%	72.94%	74.18%	81.78%
Efficiency ratio (excluding mortgage div/merger X)	64.39%	67.83%	71.95%	75.06%	73.29%	71.72%	71.73%
# full-time equivalent employees - period end	177	187	190	192	190	192	189

CAPITAL
Equity to period-end assets	9.25%	9.08%	8.88%	8.72%	8.72%	8.72%	7.75%
Common tangible equity to assets	9.25%	9.08%	8.88%	8.72%	8.72%	8.72%	6.13%
Tier 1 leverage capital ratio - Bank	10.10%	9.94%	9.74%	9.71%	9.65%	9.71%	9.11%
Tier 1 risk-based capital ratio - Bank	12.35%	12.20%	12.62%	12.09%	11.66%	12.09%	11.42%
Total risk-based capital ratio - Bank	13.98%	13.82%	14.40%	13.81%	13.90%	13.81%	13.67%
Book value per common share	$13.00	12.71	12.45	12.18	12.04	12.18	12.13

ASSET QUALITY
Net loan charge-offs (recoveries)	$(146)	351	(97)	1,495	(1,321)	1,733	2,579
Net charge-offs (recoveries) to average loans *	-0.12%	0.30%	-0.08%	1.29%	-1.15%	0.37%	0.56%
Allowance for loan losses	$5,764	5,618	5,969	5,872	7,567	5,872	6,520
Allowance for loan losses to loans held invst.	1.15%	1.18%	1.31%	1.26%	1.62%	1.26%	1.38%
Nonperforming loans	$4,392	5,101	3,519	3,110	8,964	3,110	6,458
Performing restructured loans	$9,375	9,486	12,078	9,687	9,317	9,687	9,774
Other real estate owned	$3,914	4,212	4,587	4,592	5,073	4,592	5,610
Nonperforming loans to loans held for investment	0.87%	1.07%	0.77%	0.67%	1.92%	0.67%	1.37%
Nonperforming assets to total assets	1.17%	1.32%	1.15%	1.10%	2.04%	1.10%	1.78%

END OF PERIOD BALANCES
Total assets	$708,890	706,495	705,704	700,798	688,974	700,798	679,263
Total loans held for investment	$503,226	476,783	455,139	465,804	465,889	465,804	472,189
Total deposits	$601,483	599,148	601,073	607,307	596,489	607,307	594,898
Stockholders' equity	$65,566	64,120	62,687	61,139	60,098	61,139	52,655

AVERAGE BALANCES
Total assets	$712,919	706,633	702,473	692,522	684,917	689,842	664,812
Total earning assets	$669,231	663,082	657,915	646,158	633,304	643,031	620,996
Total loans held for investment	$494,502	470,021	466,301	463,285	459,538	465,163	462,870
Total non interest-bearing demand deposits	$146,848	141,092	129,367	125,279	119,074	118,355	94,618
Common stockholders' equity	$64,855	63,349	61,979	60,522	59,384	54,479	39,904

* annualized for all periods presented
**return on average common equity is computed using net income available to common stockholders

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
Carolina Bank Holdings, Inc.
T. Allen Liles, EVP and CFO
Telephone: 336-286-8746
Email: a.liles@carolinabank.com